CUSIP NO. 457660108                                    PAGE 7 OF 9 PAGES

                         EXHIBIT 1 TO SCHEDULE 13G

                             February 14, 1995


     MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



BY:       /s/ Edward J. Johnsen
          ------------------------------------------
          Morgan Stanley Group Inc.
          Edward J. Johnsen / Vice President
          Morgan Stanley & Co. Incorporated



BY:       /s/ Edward J. Johnsen
          ------------------------------------------
          Morgan Stanley & Co. Incorporated
          Edward J. Johnsen / Vice President
          Morgan Stanley & Co. Incorporated